EXHIBIT 99.1

Investor Contact:	Media Contact:
Jason Plagman	Amy Koch
VP, Investor Relations	Director, Corporate Communications
investorinfo@orasure.com	media@orasure.com
OraSure Reports Q2 ’24 Revenue of $54.3 Million
Q2 GAAP EPS of $(0.01); Q2 Non-GAAP EPS of $0.07
OraQuick® HCV Self-test is the first globally to earn WHO pre-qualification
Strong momentum with Syphilis Health CheckTM launch
Expanding Sample Management applications into saliva-based liquid biopsy
BETHLEHEM, PA, August 6, 2024 (GLOBE NEWSWIRE) – OraSure Technologies, Inc. (NASDAQ: OSUR), a leader in point-of-care and home diagnostic tests and sample management solutions, today announced its financial results for the three months ended June 30, 2024.
“Our team continues to execute well, delivering Q2 results that were near the top end of our revenue guidance range. Our second quarter Core revenue showed sequential improvement, and we anticipate further progress in Q3. We continue to strengthen our foundation, elevate our core business, and accelerate our profitable growth through investments in innovation while maintaining focus on cost efficiency and margin expansion,” said OraSure President and CEO Carrie Eglinton Manner.
She continued, “We are seeing positive momentum from our product launches and extensions that expand access, especially in large market opportunities such as sexual health and liquid biopsy. Additionally, our discipline and execution in consolidating sites, reducing operating costs, and leveraging automation continues to unlock productivity gains, and we remain on track to achieve our target of break-even in cash flow from operations for the core business by the end of 2024. Our streamlined cost structure, along with our strong balance sheet, provides flexibility for the next stage of our transformation. Overall, we are confident that OTI is well positioned to leverage the strength of our differentiated platforms and customer relationships to drive profitable growth as key end markets recover further in 2025 and beyond.”

Financial Highlights

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Core Business (1)	$35,396	$37,934	(7)%	$66,400	$74,488	(11)%
COVID-19	18,939	47,507	(60)	42,067	165,916	(75)
Total Net Revenue	$54,335	$85,441	(36)%	$108,467	$240,404	(55)%
(1) Includes Diagnostics, Molecular Sample Management Solutions, Molecular Services, other products and services revenues, and non-product and services revenues.

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net revenues	$54,335	$85,441	(36)%	$108,467	$240,404	(55)%
Gross profit	24,689	26,371	(6)	48,754	92,186	(47)
Gross margin	45.4%	30.9%		44.9%	38.3%
Non-GAAP gross profit	25,771	27,112	(5)	50,218	93,389	(46)
Non-GAAP gross margin	47.4%	31.7%		46.3%	38.8%

Operating income (loss)	(2,740)	(6,429)	(57)	(9,833)	17,892	NM
Operating margin	(5.0)%	(7.5)%		(9.1)%	7.4%
Non-GAAP operating income (loss)	3,346	(2,028)	NM	3,021	30,630	(90)
Non-GAAP operating margin	6.2%	(2.4)%		2.8%	12.7%

Net income (loss)	(615)	(4,796)	(87)	(4,199)	22,423	NM
Non-GAAP net income (loss)	5,219	(1,800)	NM	8,305	32,756	(75)
GAAP EPS	$(0.01)	$(0.07)	(86)	$(0.06)	$0.30	NM
Non-GAAP EPS	$0.07	$(0.02)	NM	$0.11	$0.44	(75)
NM – not meaningful

•Total net revenues for the second quarter of 2024 decreased 36% to $54.3 million from $85.4 million in the second quarter of 2023.
•Core revenues (all revenues excluding COVID-19 revenues) of $35.4 million in the second quarter decreased 7% year-over-year. Diagnostics revenues in the second quarter decreased 5% year-over-year and Molecular Sample Management revenues decreased 3%. The year-over-year decline in Core revenues was also impacted by a decrease in revenues from the Molecular Services business that we are exiting and a decline in Non-product and services revenues.
•COVID-19 revenues of $18.9 million in the second quarter decreased 60% year-over-year, which was in line with the Company’s expectations as volumes under our largest government contract tapered down.
•GAAP gross margin percentage was 45.4% in the second quarter of 2024 compared to 30.9% in the second quarter of 2023. Non-GAAP gross margin percentage in the second quarter of 2024 was 47.4% compared to 31.7% in the second quarter of 20231. On a year-over-year basis, gross margin benefited from operational efficiency initiatives and lower manufacturing scrap expense. Gross margin in the second quarter of 2023 included $7.0 million of accelerated depreciation expense and $1.8 million for inventory reserves.
•GAAP operating loss in the second quarter of 2024 was $2.7 million compared to operating loss of $6.4 million in the second quarter of 2023. Non-GAAP operating income was $3.3 million in the second quarter of 2024 compared to non-GAAP operating loss of $2.0 million in the second quarter of 2023.
•Cash, cash equivalents, and short-term investments were $267.4 million as of June 30, 2024. Cash flow from operations in the second quarter of 2024 was $7.8 million.

1 For additional information on non-GAAP financial measures and a reconciliation of the GAAP financial results to non-GAAP financial results, see the schedules below. A description of the adjustments made to the GAAP financial measures is included at the end of the schedules.

Recent Business Developments
•Achieved prequalification status from the World Health Organization for our OraQuick® HCV Self-test, representing the first Hepatitis C self-test to earn this designation. OraSure is proud to add this milestone to our legacy of “firsts” in the diagnostic industry, and we look forward to working with the global health community to bring this test to populations in need, including the 50 million people living with HCV and 1 million individuals who acquire HCV each year.
•Received FDA approval for a new packaging and labeling configuration for our OraQuick® HIV Self-Test, which is expected to result in reduced plastic usage and increased shipping efficiencies. In addition to sustainability improvements, the new packaging also includes updated language regarding linkage to care, treatment options, and preventative therapies.
•Generating positive momentum with Syphilis Health Check™ following our launch at the end of Q1, including strong interest from both existing and new customers.
•Broadened our relationships with several leading oncology companies to expand ORACollect® Dx collection devices into saliva-based liquid biopsy.
•Remain on track to achieve operating cash flow break-even for the core business by the end of 2024.

Financial Guidance
The Company is guiding to Q3 2024 revenues of $37 to $41 million, which includes Core revenues of $36 to $39 million and InteliSwab® revenues of $1 to $2 million.

Financial Data (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Results of Operations
Net revenues	$54,335	$85,441	$108,467	$240,404
Cost of products and services sold	29,646	59,070	59,713	148,218
Gross profit	24,689	26,371	48,754	92,186
Operating expenses:
Research and development	6,599	7,661	14,337	18,221
Sales and marketing	7,931	8,535	16,379	20,677
General and administrative	11,845	16,424	23,479	34,135
Loss on impairments	1,054	215	4,392	1,320
Change in the estimated fair value of acquisition-related contingent consideration	—	(35)	—	(59)
Total operating expenses	27,429	32,800	58,587	74,294
Operating income (loss)	(2,740)	(6,429)	(9,833)	17,892
Other income	3,066	1,467	6,557	4,140
Income (loss) before income taxes	326	(4,962)	(3,276)	22,032
Income tax expense (benefit)	381	(166)	363	(391)
Loss on equity investment	(560)	—	(560)	—
Net income (loss)	$(615)	$(4,796)	$(4,199)	$22,423
Income (loss) per share:
Basic	$(0.01)	$(0.07)	$(0.06)	$0.31
Diluted	$(0.01)	$(0.07)	$(0.06)	$0.30
Weighted average shares outstanding:
Basic	74,159	73,324	74,127	73,219
Diluted	74,159	73,324	74,127	74,115

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2024	2023	% Change	2024		2023	% Change
Consolidated Net Revenues
COVID-19 Diagnostics	$18,934	$47,477	(60)%	$42,031		$165,731	(75)%
Diagnostics	18,746	19,834	(5)	35,139		36,924	(5)
Molecular Sample Management Solutions	12,609	13,050	(3)	23,431		25,992	(10)
Other products and services	2,845	2,993	(5)	5,408		6,087	(11)
Molecular Services	810	1,354	(40)	1,683		2,733	(38)
COVID-19 Molecular Products	5	30	(83)	36		185	(81)
Net product and services revenues	53,949	84,738	(36)	107,728	107,728	237,652	(55)
Non-product and services revenues	386	703	(45)	739		2,752	(73)
Net revenues	$54,335	$85,441	(36)%	$108,467		$240,404	(55)%

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$258,239	$290,407
Short-term investments	9,142	—
Accounts receivable, net	38,097	40,171
Inventories	38,255	47,614
Other current assets	7,329	8,267
Property, plant and equipment, net	40,313	45,420
Intangible assets, net	829	1,206
Goodwill	34,964	35,696
Investment in equity method investee	27,773	—
Other noncurrent assets	11,402	14,064
Total assets	$466,343	$482,845

Liabilities and Stockholders’ Equity
Accounts payable	$9,085	$13,151
Deferred revenue	1,445	1,559
Other current liabilities	18,322	24,826
Other noncurrent liabilities	11,651	12,638
Stockholders’ equity	425,840	430,671
Total liabilities and stockholders’ equity	$466,343	$482,845
Additional Financial Data (Unaudited)

	For the Six Months Ended June 30,
	2024	2023
Capital expenditures	$3,196	$6,927
Proceeds from funding under government contract (1)	—	17,793
Depreciation and amortization	5,331	14,011
Stock-based compensation	6,290	5,012
Cash provided by operating activities	$14,583	$63,270
(1) Proceeds represent reimbursement for capital expenditures, engineering consulting costs, and guaranteed profit to cover project management costs.

Consolidated Statement of Cash Flows (Unaudited)

	For the Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES:
Net (loss) income	$(4,199)	$22,423
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation	6,290	5,012
Depreciation and amortization	5,331	14,011
Loss on impairments	4,392	1,320
Other non-cash amortization	(88)	1
Provision for credit losses	149	(478)
Unrealized foreign currency (gain) loss	(48)	106
Interest expense on finance leases	13	28
Loss on equity investment	560	—
Deferred income taxes	91	(1,815)
Change in the estimated fair value of acquisition-related contingent consideration	—	(59)
Payment of acquisition-related contingent consideration	—	(19)
Changes in assets and liabilities:
Accounts receivable	1,802	18,652
Inventories	9,220	22,556
Prepaid expenses and other assets	1,727	5,495
Accounts payable	(3,469)	(22,187)
Deferred revenue	(105)	(450)
Accrued expenses and other liabilities	(7,083)	(1,326)
Net cash provided by operating activities	14,583	63,270
INVESTING ACTIVITIES:
Purchases of short-term investments	(53,244)	—
Purchase of equity method investee	(28,333)	—
Proceeds from maturities and redemptions of short-term investments	43,908	27,305
Purchases of property and equipment	(3,196)	(2,893)
Purchase of property and equipment under government contracts	—	(4,034)
Proceeds from funding under government contract (1)	—	17,793
Net cash provided by (used in) investing activities	(40,865)	38,171
FINANCING ACTIVITIES:
Cash payments for lease liabilities	(107)	(320)
Proceeds from exercise of stock options	215	66
Payment of acquisition-related contingent consideration	—	(46)
Repurchase of common stock	(3,446)	(1,663)
Net cash used in financing activities	(3,338)	(1,963)
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	(2,547)	2,478
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(32,168)	101,956
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	290,407	83,980
CASH AND CASH EQUIVALENTS, END OF PERIOD	$258,239	$185,936

Conference Call
The Company will host a conference call and audio webcast to discuss the Company’s second quarter 2024 results and certain business developments, beginning today at 5 p.m. Eastern Time. On the call will be Carrie Eglinton Manner, President and Chief Executive Officer, and Ken McGrath, Chief Financial Officer. The call will include prepared remarks by management and a question and answer session.
A webcast of the conference call will be available on the investor relations page of OraSure’s website at https://orasure.gcs-web.com/events-and-presentations. Please click on the webcast link and follow the prompts for registration and access at least 10 minutes prior to the call. The webcast will be archived on OraSure’s website shortly after the call has ended and will be available for approximately 90 days. If a participant will be listen-only, they are encouraged to listen via the webcast.

For participants interested in asking a question during the conference call, please follow the link below to pre-register. After registering, you will be provided with your access details via email. It is recommended to dial in at least 15 minutes prior to the call start time.

https://register.vevent.com/register/BIe57bba25d853415d8352e2aa4f12a85a

About OraSure Technologies
OraSure Technologies, Inc. (“OraSure”) transforms health through actionable insight and powers the shift that connects people to healthcare wherever they are. OraSure improves access, quality, and value of healthcare with innovation in effortless tests and sample management solutions. OraSure, together with its wholly-owned subsidiary, DNA Genotek Inc., is a leader in the development, manufacture, and distribution of rapid diagnostic tests and sample collection and stabilization devices designed to discover and detect critical medical conditions. OraSure’s portfolio of products is sold globally to clinical laboratories, hospitals, physician’s offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, and direct to consumers. For more information on OraSure Technologies, please visit www.orasure.com
About InteliSwab®
OraSure has received Emergency Use Authorizations (EUA) from the FDA for its InteliSwab® COVID-19 rapid tests. The U.S. Food and Drug Administration (“FDA”) has authorized the InteliSwab® COVID-19 Rapid Test for Over-the-Counter (OTC) use without a prescription. The FDA has also authorized the InteliSwab® COVID-19 Rapid Test Pro for professional use in point of care (POC) CLIA-waived settings, and the InteliSwab® COVID-19 Rapid Test Rx for Prescription Home Use. These remarkably simple COVID-19 lateral flow tests use samples self-collected from the lower nostrils. The InteliSwab® test’s unique design incorporates a built-in swab fully integrated into the test stick. After users swab their lower nostrils, the test stick is swirled in a pre-measured buffer solution, and the result appears right on the test stick within 30 minutes, with no instruments, batteries, smartphone or laboratory analysis needed to see the result. With less than one minute of “hands-on time,” it is as simple as “Swab, Swirl, and See.”
This product has not been FDA cleared or approved, but it has been authorized by the FDA under an EUA. The emergency use of this product has been authorized only for the detection of proteins from SARS-CoV-2, not for any other viruses or pathogens. This product is only authorized for the duration of the declaration that circumstances exist justifying the authorization of emergency use of in vitro diagnostics for detection and/or diagnosis of COVID-19 under Section 564(b)(1) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 360bbb- 3(b)(1), unless the declaration is terminated or authorization is revoked sooner.

Development of the InteliSwab® COVID-19 Rapid Test has been funded in whole or in part with federal funds from the Department of Health and Human Services; Administration for Strategic Preparedness and Response; Biomedical Advanced Research and Development Authority, under contract numbers 75A50120C00061 and 75A50121C00078, utilizing Health Care Enhancement Act (HCEA) funding. The DoD's Defense Assisted Acquisition (DA2) Cell led the manufacturing expansion effort for the InteliSwab® COVID-19 rapid test in coordination with the Department of the Air Force’s Acquisition COVID-19 Task Force (DAF ACT). The manufacturing effort was funded through the American Rescue Plan Act (ARPA) to enable and support domestic industrial base expansion for critical medical resources.
Forward Looking Statements
This press release contains certain forward-looking statements, including with respect to products, product development and manufacturing activities, regulatory submissions and authorizations, revenue growth and guidance, expected revenue from government orders, cost savings, cash flow, increasing margins and other matters. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: our ability to satisfy customer demand; ability to reduce our spending rate, capitalize on manufacturing efficiencies and drive profitable growth; ability to achieve the anticipated cost savings as a result of our business restructuring, including from insourcing third party manufacturing and exiting microbiome services; ability to market and sell products, whether through our internal, direct sales force or third parties; impact of significant customer concentration in the genomics business; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; ability to manufacture or have manufactured products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulators; the impact of the novel coronavirus (“COVID-19”) pandemic or other public health crises on the Company's business, supply chain, labor force, ability to successfully develop new products, validate the expanded use of existing collector products, receive necessary regulatory approvals and authorizations and commercialize such products for COVID-19 testing, and demand for our COVID-19 testing products; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; impact of replacing distributors; inventory levels at distributors and other customers; ability of the Company to achieve its financial and strategic objectives and continue to increase its revenues, including the ability to expand international sales and the ability to continue to reduce costs; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid or urine testing, collection or other products; market acceptance and uptake of microbiome informatics, microbial genetics technology and related analytics services; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; impact of contracting with the U.S. government; impact of negative economic conditions; ability to achieve and maintain sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; cybersecurity breaches or other attacks involving our systems or those of our third-party contractors and IT service providers, suppliers and customers; the impact of terrorist attacks, civil unrest, hostilities and war ; and general political, business and economic conditions, including inflationary pressures and banking stability. These and other factors that could affect our results are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.
Statement Regarding Use of Non-GAAP Financial Measures
In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating income (loss), and non-GAAP earnings (loss) per share. Management believes that presentation of operating results using these non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods, while excluding certain expenses that may not be indicative of the Company’s recurring core business operating results. In addition, management believes these non-GAAP financial measures are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by OraSure’s institutional investors and the analysis community to help them analyze the health of OraSure’s business. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further, non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

OraSure Technologies GAAP to Non-GAAP Reconciliation ($ in 000's)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$54,335	$85,441	$108,467	$240,404
GAAP Cost of products and services sold	29,646	59,070	59,713	148,218
GAAP Gross Margin	45.4%	30.9%	44.9%	38.3%
Stock compensation	193	155	344	289
Amortization of acquisition-related intangible assets	—	132	—	264
Reduction in workforce severance	889	334	1,120	369
Transformation related expenses	—	120	—	281
Non-GAAP Cost of Goods Sold	28,564	58,329	58,249	147,015
Non-GAAP Gross Margin	47.4%	31.7%	46.3%	38.8%

GAAP Operating Income (Loss)	(2,740)	(6,429)	(9,833)	17,892
Stock compensation	3,322	2,357	6,289	5,012
Amortization of acquisition-related intangible assets	58	466	117	932
Reduction in workforce severance	1,652	629	2,056	3,264
Loss on impairment	1,054	215	4,392	1,320
Transformation related expenses	—	232	—	681
Government grant accounting	—	537	—	1,588
Change in fair value of acquisition-related contingent consideration	—	(35)	—	(59)
Non-GAAP Operating Income (Loss)	3,346	(2,028)	3,021	30,630

GAAP Net Income (Loss)	(615)	(4,796)	$(4,199)	22,423
Stock compensation	3,322	2,357	6,289	5,012
Amortization of acquisition-related intangible assets	58	466	117	932
Reduction in workforce severance	1,652	629	2,056	3,264
Loss on impairment	1,054	215	4,392	1,320
Transformation related expenses	—	232	—	681
Change in fair value of acquisition-related contingent consideration	—	(35)	—	(59)
Tax effect of Non-GAAP adjustments	(252)	(868)	(350)	(817)
Non-GAAP Net Income	$5,219	$(1,800)	$8,305	$32,756

GAAP Earnings (Loss) Per Share:	$(0.01)	$(0.07)	$(0.06)	$0.30
Non-GAAP Earnings Per Share:	$0.07	$(0.02)	$0.11	$0.44
Diluted Shares Outstanding	74,159	73,324	74,127	74,115
Diluted Shares Outstanding Used For Computing Non-GAAP Earnings (Loss) Per Share	75,169	74,290	75,460	74,115

The following is a description of the adjustments made to GAAP financial measures:
•Stock Compensation: non-cash equity-based compensation provided to OraSure employees and directors
•Amortization of acquisition-related intangible assets: represents recurring amortization charges resulting from the acquisition of intangible assets associated with our business combinations
•Reduction in workforce severance: one-time termination benefits associated with the Company’s workforce reduction
•Loss on impairment: charges related to the write down of Company’s PP&E and leased assets
•Transformation related expenses: transitory costs such as consulting and professional fees related to transformation initiatives
•Government contract accounting: As required under International Accounting Standard Board IAS 20, Accounting for Government Contracts and Disclosure of Government Assistance, our operating expenses associated with the Department of Defense expansion contract are reflected in operating expenses with offsetting reimbursement reflected in other income
•Change in fair value of acquisition-related contingent consideration: changes in the fair value of contingent consideration liability associated with estimate changes in reaching contingent consideration metrics
•Tax impact associated with non-GAAP adjustments – tax expense/(benefit) due to non-GAAP adjustments
A reconciliation of our non-GAAP measures to their most directly comparable GAAP measures can also be found at: https://orasure.gcs-web.com/gaap-non-gaap-reconciliation
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